SCHEDULE 14A INFORMATION

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INTERNATIONAL STEM CELL CORPORATION

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May 11, 2018

Dear Stockholder:

This year’s annual meeting of stockholders will be held on Thursday, June 21, 2018, at 9:00 a.m. PDT, at the Grand Pacific Palisades Resort & Hotel, located at 5805 Armada Drive, Carlsbad, CA 92008. You are cordially invited to attend.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describes the formal business to be conducted at the meeting, follow this letter.

It is important that you use this opportunity to take part in the affairs of International Stem Cell Corporation by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

A copy of International Stem Cell Corporation’s Annual Report to Stockholders is also enclosed for your information. At the annual meeting we will review International Stem Cell Corporation’s activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

Sincerely yours,

Andrey Semechkin, PhD
Chief Executive Officer and Co-Chairman

i

5950 Priestly Drive

Carlsbad, California 92008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD June 21, 2018

TO OUR STOCKHOLDERS:

Notice is hereby given that the annual meeting of the stockholders of International Stem Cell Corporation, a Delaware corporation, will be held on June 21, 2018, at 9:00 a.m. PDT, at the Grand Pacific Palisades Resort & Hotel, located at 5805 Armada Drive, Carlsbad, CA 92008 for the following purposes:

1.	To elect four directors to hold office for a one-year term and until their respective successors are elected and qualified.
2.	To approve amendments to our 2010 Equity Participation Plan.
3.	To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on April 23, 2018 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof.

Sophia Garnette

Vice President Legal Affairs & Operations, Secretary

Carlsbad, California

May 11, 2018

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card. However, if your shares are held of record by a broker or other nominee you will need to obtain a legal proxy from the holder of record to vote in person at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 21, 2018: Our Proxy Statement is attached. Financial and other information concerning International Stem Cell Corporation is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2017. A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders, may be viewed at:

http://ISCO.proxy.internationalstemcell.com

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the Board of Directors of International Stem Cell Corporation, a Delaware corporation, for use at its annual meeting of stockholders to be held on June 21, 2018, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Annual Meeting materials are being mailed to stockholders on or about May 21, 2018.

SOLICITATION AND VOTING

Voting Securities. Only stockholders of record as of the close of business on April 23, 2018, will be entitled to vote at the meeting and any adjournment thereof. As of April 23, 2018, we had 6,195,130 shares of Common Stock, 250,000 shares of Series B Preferred Stock, 43 shares of Series D Preferred Stock, 5,000,000 shares of Series G Preferred Stock, and 5,527 shares of Series I Preferred Stock outstanding. Except for the Series I Preferred Stock, all of the above shares are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her and each holder of shares of Preferred Stock is entitled to vote the equivalent number of common shares that the respective classes of preferred shares can be converted into. As a result, the shares of Series B Preferred Stock are entitled to a total of 231,481 votes, the shares of Series D Preferred Stock are entitled to a total of 2,457,142 votes, and the shares of Series G Preferred Stock are entitled to a total of 450,073 votes. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that apply to brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. The election of directors and the amendments to our 2010 Equity Participation Plan are non-routine matters, and if your shares are held in street name they will only be voted on these matters if you provide instructions to your broker.

Solicitation of Proxies. We will bear the entire cost of soliciting proxies. In addition to soliciting stockholders by mail and through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, we may retain a proxy solicitation firm or other third party to assist us in collecting or soliciting proxies from our stockholders, although we do not currently plan on retaining such a proxy solicitor.

Voting of Proxies. All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted on each proposal as recommended by the Board of Directors.

Revocation or Proxies. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of International Stem Cell Corporation, a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

Voting Results. We will announce preliminary voting results at the annual meeting. We will report final results in a Form 8-K report filed with the Securities and Exchange Commission (the “SEC”).

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We have an unclassified Board of Directors that, as of the 2018 Annual Meeting of Stockholders, will consist of four directors. Our directors are elected for a term of one year and are up for election every year. Once elected, directors serve until their respective successors are duly elected and qualified.

Two of our directors are elected by the holders of Series D Preferred Stock voting as a separate class. The holders of Series D Preferred Stock have nominated Russell Kern and Andrey Semechkin for reelection to the Board of Directors. Additionally, holders of the Series G Preferred Stock previously nominated Donald A. Wright for election to the Board of Directors, which nominations were approved by our Governance Committee and recommended for election by our shareholders. The other nominee recommended by the Board of Directors for election by our stockholders is Paul V. Maier. All nominees are current members of our Board of Directors and, if reelected, they have indicated their willingness to serve as directors until our annual meeting of stockholders in 2019 or until their successors, if any, are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason or for good cause will not serve, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

The following table sets forth, the director nominees to be elected at this meeting, information with respect to their ages and background:

Name	Principal Occupation	Age	Director Since
Andrey Semechkin	Co-Chairman of the Board and Chief Executive Officer	58	2008
Donald A. Wright	Co-Chairman of the Board, CEO and President of SIS, Inc.	66	2007
Paul V. Maier	Independent Investor	70	2007
Russell Kern	Executive Vice President and Chief Scientific Officer	32	2008

Director Nominees:

Andrey Semechkin, Ph.D., Co-Chairman and CEO, has been a Director of the Company since December 2008. Dr. Semechkin has served as our Chief Executive Officer since November 2009, and from December 2008 to November 2009 he served in other senior management positions with the Company. Dr. Semechkin is a specialist in system analysis, strategic planning and corporate management. He is a member of the Russian Academy of Sciences and was Deputy Director of Institute of System Analysis from 2004 to 2011. Professor Semechkin was awarded the Russian Government Award in Science and Technology in 2006 and has written several scientific books. He has over 20 years’ experience creating and managing businesses across different industries and scientific sectors. Dr. Andrey Semechkin is the father of Dr. Russell Kern, Executive Vice President and Chief Scientific Officer and one of our directors. We believe Dr. Semechkin’s qualifications to serve on our Board include his extensive business, management and operational experience, including as our Chief Executive Officer, and his extensive knowledge of our business and opportunities, which bring valuable insights to our Board.

Donald A. Wright became a director in March 2007. Since January 1, 2010, Mr. Wright has served Chief Executive Officer and President of SIS, Inc. (Special Intelligence Service) which provides various services under contract to various agencies of the US Government and armed services. Mr. Wright was previously the Chairman and Founder of Everett, Washington-based Confluence Capital Group Inc., which provided consulting services to institutional investors, debt holders and public and private companies. From 1995 until 2006, Mr. Wright was Chief Executive Officer and President of Pacific Aerospace & Electronics, Inc., an engineering and manufacturing company that he helped to found and that designs, manufactures and sells components primarily for the aerospace, defense and transportation industries. We believe that Mr. Wright’s qualifications to serve on our Board include his significant experience, including as chief executive officer, in managing companies in a broad range of industries, which contribute valuable knowledge and insights to the Board.

Paul V. Maier became a director in July 2007 and has over 25 years of experience as a senior executive in biotechnology and pharmaceutical companies. From November 2009 through his retirement in June 2014, he served as Chief Financial Officer of Sequenom, Inc., a publicly held company serving the discovery, clinical research, and molecular diagnostics market. From February 2007 until November 2009, he served as an independent financial consultant. Previously, Mr. Maier was Senior Vice President and Chief Financial Officer of Ligand Pharmaceuticals, Inc., a commercial stage biopharmaceutical company, a position he held from 1992 to 2007. From 1990 to 1992, Mr. Maier served as Vice President, Finance of DFS West, a division of DFS Group, LP a private multinational retailer. From 1984 to 1990, Mr. Maier was employed by ICN Pharmaceuticals, a pharmaceutical and biotechnology research products company, where he held various executive positions in finance and general management in ICN as well as SPI Pharmaceuticals, a publicly held subsidiary. Mr. Maier currently serves on the Board of Directors of Apricus Biosciences, MabVax Therapeutics, Ritter Pharmaceuticals, Eton Pharmaceuticals and Biological Dynamics. Mr. Maier received an MBA from Harvard Business School and a BS from Pennsylvania State University. We believe Mr. Maier’s qualifications to serve on our Board include his extensive experience in financial management and his service on other boards, which brings valuable knowledge and insights to our Board.

Russell Kern, Ph.D, Director, Executive Vice President and Chief Scientific Officer, became a Director in October 2008. Dr. Kern has served as our Chief Scientific Officer since June 2013 and previously served since December 2008 in various scientific and management positions, including as Vice President Research and Development. Dr. Kern was trained in medical genetics, embryology and stem cell biology. He holds a Ph.D. degree in Human Physiology from the Russian Academy of Medical Sciences and has broad expertise in neuroscience, and was part of the team, along with scientists from the NYU Medical School that elucidated the physiological changes that occur in the brains of Parkinson’s disease patients. Dr. Kern directs ISCO’s R&D programs including stem cell derivation, differentiation and the pre-clinical and clinical evaluation of stem cell derived cells and tissue. He has developed a general method of deriving highly pure populations of neural stem cells and dopaminergic neurons from pluripotent stems cells that is novel, practical and suitable for use in a clinical setting. Dr. Kern is a well-known speaker on stem cell biology, including the use of stem cells for neurology and skin regeneration. He has more than 40 publications in the field of Parkinson’s disease and stem cell biology and he is an active member of the American Academy of Neurology and the Society for Neuroscience. Dr. Russell Kern is the son of Dr. Andrey Semechkin, our Co-Chairman and Chief Executive Officer.

Vote Required and Board Recommendation

If a quorum is present and voting at the meeting, the nominees for election by the holders of Series D Preferred Stock, and two other nominees for director receiving the highest number of votes will be elected as the directors. Abstentions and broker non-votes have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE (ITEM 1 ON THE ENCLOSED PROXY CARD).

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors currently includes three members (Charles Casamento, Paul Maier and Donald Wright) who are not employees of the Company.  The Board of Directors has determined that each of Mr. Maier, Mr. Wright, and Mr. Casamento satisfy the independence requirements specified in the listing requirements of Nasdaq Marketplace Rules. Mr. Casamento is not a candidate for election to the Board of Directors at the 2018 Annual Meeting of Stockholders.

Executive Sessions

Our independent directors generally meet in executive sessions without management present each time the Board holds its regularly scheduled meetings.

Board Meetings and Committees

During 2017, the Board of Directors met three times. The Board of Directors has an Audit Committee, a Compensation Committee, and a Governance Committee. During the last fiscal year, each of our directors attended at least 75% of the aggregate of all meetings of the Board and meetings of committees on which the director served.

Audit Committee.

The current members of the Audit Committee are Paul V. Maier (Chairman), Donald A. Wright and Charles J. Casamento. Each of the members of the Audit Committee satisfies the independence requirements established by the Nasdaq Marketplace Rules. Mr. Maier is an audit committee financial expert, as defined in the rules of the Securities and Exchange Commission. The Audit Committee operates under a written charter that is available on our website at: www.internationalstemcell.com. The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the functions of the Audit Committee include retaining our independent auditors, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our auditors, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. The Audit Committee held four meetings during the fiscal year ended December 31, 2017. The Committee meets and confers at least quarterly with the outside auditors and generally conducts an executive session without management at each meeting.

Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee that is included below.

Governance Committee.

The current members of the Governance Committee are Donald A. Wright (Chairman), Paul V. Maier, and Charles J. Casamento. Each of the members of the Governance Committee satisfies the independence requirements established by the Nasdaq Marketplace Rules. The Governance Committee operates under a written charter that is available on our website at: www.internationalstemcell.com. The primary responsibilities of the Governance Committee are to (i) recommend applicable corporate governance principles, codes of conduct and compliance mechanisms, (ii) evaluate the effectiveness of the board and board committees; (iii) evaluate the effectiveness of senior management and succession planning; (iv) review the corporation’s director compensation programs and policies; (v) examine board meeting policies, such as meeting schedule and location, meeting agenda, the presence and participation of non-director senior executives and written materials distributed in advance of meeting; (vi) review the board’s committee structure, including each committee’s charter and size. The Governance Committee held two meetings during the fiscal year ended December 31, 2017.

The Governance Committee’s goal is to assemble a Board of Directors that brings a variety of perspectives and skills derived from high quality business and professional experience. There are no stated minimum criteria for director nominees, but the Governance Committee believes that at least one member of the Board should meet the criteria for an “audit committee financial expert” as defined by U.S. Securities and Exchange Commission rules, and that at least two members of the Board should meet the definition of “independent director” under the Nasdaq Marketplace Rules. The Governance Committee also believes it appropriate for certain key members of management to participate as members of the Board.

While we do not have a formal diversity policy, our Board of Directors believes that our Board should have diversity of knowledge base, professional experience and skills. When considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by our stockholders, the Governance Committee will review the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest, existing time commitments and the ability to act in the interests of all stockholders. Once a potential qualified candidate is identified, multiple members of the Governance Committee will interview that candidate. The committee may also ask the candidate to meet with non-committee members of the Board and/or members of management and, if the committee believes a candidate would be a valuable addition to the Board, it will recommend that candidate to the full Board.

Compensation Committee.

The current members of the Compensation Committee are Donald A. Wright (Chairman), Paul V. Maier, and Charles J. Casamento. Each of the members of the Compensation Committee satisfies the independence requirements established by the Nasdaq Marketplace Rules. The Compensation Committee operates under a written charter that is available on our website at: www.internationalstemcell.com. The Compensation Committee’s responsibilities are to (i) establish and modify through consultation with senior management, the Company’s general compensation philosophy and oversee the development and implementation of executive compensation programs and policies; (ii) evaluate the performance and set compensation (including base salary, incentive compensation and equity based awards) of the Chief Executive officer; (iii) review and approve the compensation (including base salary, incentive compensation and equity-based awards) of officers above the level of Vice President, review and approve compensation guidelines for all other officers, review compensation of Directors above the equivalent level of Vice President and review and approve the compensation guidelines for all other officers; (iv) review the terms of the Company’s incentive compensation plans, equity based plans, retirement plans, and welfare benefit plans; (v) review policies with respect to post-service arrangements and perquisites provided to officers above the level of Vice President, including the Chief Executive Officer and perquisites policies for Vice Presidents; and (vi) review the related tabular and other disclosures about director and executive compensation proposed by management for inclusion in the Company’s annual report and proxy statement. The Compensation Committee held two meetings during the fiscal year ended December 31, 2017.

In determining executive compensation, the Committee reviews and approves any Company goals and objectives relevant to the compensation of executive officers and evaluates the performance of executive officers in light of those goals and objectives. Based on such evaluation, the Committee has the sole authority to set the compensation (including base salary, incentive compensation and equity-based awards) of the executive officers. In determining incentive compensation, the Committee considers, among other factors it deems appropriate, the Company’s performance, the recommendations of the CEO, the value of similar incentive awards to executive officers at comparable companies, and the awards given to management in prior years.

Stockholder Recommendations for Director Nominees

Pursuant to the terms of its charter, the Governance Committee will consider qualified director candidates suggested by our stockholders. Stockholders may recommend individuals for the Governance Committee to consider as potential director candidates by submitting the candidate’s name, contact information and biographical information in writing to the “International Stem Cell Corporation Governance Committee” c/o Corporate Secretary, 5950 Priestly Drive, Carlsbad, CA 92008. The biographical information and background materials will be forwarded to the Governance Committee for its review and consideration. The committee’s review of candidates identified by our stockholders is essentially identical to the review process for candidates identified by the committee. In addition to the process discussed above regarding the consideration of the Governance Committee of candidates suggested by our stockholders, our Bylaws contain provisions that address the process and related deadlines by which a stockholder may nominate an individual to stand for election to our Board at our annual meeting of stockholders.

Communications with Directors

Any stockholder who desires to contact any members of our Board of Directors may do so by writing to: Board of Directors, c/o Corporate Secretary, 5950 Priestly Drive, Carlsbad, CA 92008. Communications received in writing are distributed to the Co-Chairmen of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage directors to attend. All of our directors attended last year’s annual meeting.

Code of Conduct and Ethics

The Board has adopted a Code of Conduct and Ethics that applies to all of our employees, officers and directors. We will provide to any person, without charge, a copy of the Code of Conduct and Ethics upon request directed to our Corporate Secretary at 5950 Priestly Drive, Carlsbad, CA, 92008 or by telephone at (760) 940-6383. We will disclose future amendments or waivers to our Code of Conduct and Ethics on our website, www.internationalstemcell.com, within four business days following the date of the amendment or waiver.

Risk Management

The Board as a whole is responsible for overseeing the Company’s risk exposure as part of determining a business strategy that generates long-term shareholder value. Each of the Board’s standing committees focuses on risk areas associated with its area of responsibility.

Principal Accounting Fees and Services

Mayer Hoffman McCann P.C. has acted as our independent auditors since its appointment on March 25, 2011. Mayer Hoffman McCann P.C. (“MHM”) has advised the Company that MHM leases substantially all of its personnel, who work under the control of MHM’s shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure. Accordingly, substantially all of the hours expended on MHM’s engagement to audit the Company’s consolidated financial statements for the years ended December 31, 2017, and 2016, were attributed to work performed by persons other than MHM’s full-time, permanent employees. The following table sets forth the aggregate fees billed to International Stem Cell Corporation for the fiscal years ended December 31, 2017 and 2016 by Mayer Hoffman McCann P.C. our independent registered public accounting firm:

Principal Accountant Fees and Services	Fiscal 2017	Fiscal 2016
Audit Fees (1)	$415,000	$282,000
Audit-Related Fees (2)	$-	$-
Tax Fees (3)	$-	$-
All Other Fees (4)	$-	$-

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”.

(3)

Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. The Audit Committee pre-approved all services provided by our independent auditors during the fiscal years ended December 31, 2017 and 2016.

A representative of Mayer Hoffman McCann P.C. is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Selection of Independent Auditors for the Current Fiscal Year

The Audit Committee is still evaluating various factors that will influence its selection of the independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2018. The Audit Committee may also consider any input from the person chosen to replace the recently departed Acting Chief Financial Officer, once he or she is selected.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2017 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 16 “Communication with Audit Committees,”, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Audit Committee

Paul V. Maier (Chairman)
Donald A. Wright
Charles J. Casamento

*

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “1933 Act”), or the Securities Exchange Act of 1934, as amended (the “1934 Act”), whether made before or after the date of this proxy statement and without regard to any general incorporation language therein.

PROPOSAL NO. 2

APPROVAL OF AMENDMENTS TO THE 2010 EQUITY PARTICIPATION PLAN

At the 2010 Annual Meeting, the stockholders approved the International Stem Cell Corporation 2010 Equity Participation Plan (the "Plan"), which was originally adopted by the Board of Directors (the "Board") on March 29, 2010, subject to approval by stockholders. The Compensation Committee of the Board (the "Committee") and the Board have approved an amendment to the Plan increasing the share reserve from 3,700,000 shares to 9,700,000 shares and corresponding changes to certain limitations set forth in the Plan (including the annual limit on awards to any employee), all subject to stockholder approval at our Annual Meeting.

We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber. One of the tools we regard as essential in addressing these human resource challenges is a competitive equity incentive program. Our employee stock incentive program will provide a range of incentive tools and sufficient flexibility to permit the Committee to implement them in ways that will make the most effective use of the shares our stockholders authorize for incentive purposes. We have used, and intend to continue to use, these incentives to attract new key employees and to retain existing key employees, directors and other service providers for the long-term benefit of the Company and its stockholders. However, as of March 30, 2018, a total of approximately 597,966 shares remain available for new grants under the Plan.

The Board believes the current share reserve under the Plan is insufficient to continue to provide the necessary incentives to attract, retain, and incentivize our key employees, directors and service providers. If approved by the stockholders, the Board believes that this share increase will provide sufficient shares under the Plan through the termination of the Plan in 2020. This conclusion is based, in part, in our prior grant history, anticipated market demands for talented service providers, and forecasts of our growth rate. Of course, however, changes in business practices, industry standards, our compensation strategy, or equity market performance could alter this projection. Accordingly, although the requested authorized share reserve is designed to accommodate our anticipated equity compensation needs under a variety of scenarios for at least two years, under some scenarios the reserve could prove to be insufficient for this period, in which case the stockholders would have the opportunity to either approve or disapprove any addition to the requested share reserve.

The Plan authorizes the Committee to provide incentive compensation in the form of stock options and restricted stock awards. Some of the key features of the Plan, as proposed to be amended, include:

•	No more than 9,700,000 shares may be issued under the Plan (which is an increase from 3,700,000 shares as amended on May 13, 2016).

•	No employee may receive awards under the Plan for more than 800,000 shares in any calendar year (which is an increase from the current annual limit of 500,000 shares).

•	The Plan will be administered by the Committee, which is comprised solely of independent, non-employee directors.

•	No discount from fair market value is permitted in setting the exercise price of stock options.

•	The Plan has a fixed term of 10 years from its effective date (March 29, 2010).

The Board believes that the Plan will serve a critical role in attracting and retaining the high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to meet our goals. Therefore, the Board urges you to vote to approve the adoption of the amendments to the Plan.

On December 22, 2017, The Tax Cut and Jobs Act (the “Tax Act”) was signed into law. Under the Tax Act, the historical exception (to the general $1 million limitation on the deductibility of compensation paid to covered executive officers) under Section 162(m) for qualified “performance-based compensation” was eliminated, effective for the Company January 1, 2018 and subject to grandfathering of performance-based compensation awards granted prior to November 2, 2017.  Accordingly, subject to limited exceptions, all compensation that the Company may now pay to a covered employee, as defined in Section 162(m) of the Code, in excess of $1 million is no longer deductible for federal tax purposes, including post-termination payments and severance.

As noted above, Proposal 2 proposes two discrete amendments to the Plan.  There are several reasons why we did not remove the provisions of the Plan that were designed to allow for the grant of awards that satisfied the requirements for qualified “performance-based compensation”, as defined in Section 162(m).  First, subject to certain conditions, the qualified “performance-based compensation” exception to the limit on deductibility for federal tax purposes continues to be available for awards granted prior to November 2, 2017.  Additionally, there are and may continue to be potential state tax deductions (particularly in California) resulting from granting awards that comply with the qualified “performance-based compensation” provisions that had been contained in Section 162(m).  Finally, many of the provisions of Section 162(m) that had been incorporated into various sections of the Plan are reflected in the corporate governance requirements or recommendations of institutional investors and proxy advisory services, and they align with some of the exchange listing requirements.  As such, the Company intends to continue to comply with the various limitations in the Plan that had been included for purposes of Section 162(m), even though the qualified “performance-based compensation” exception is no longer available for new awards.  As a result, the Company has not elected to amend the provisions of the Plan that were designed to provide for compliance with that exception to Section 162(m). But, to the extent that the Company issues such awards in the future, it will no longer be entitled to an associated compensation deduction for federal tax purposes in excess of $1 million, as explained above.

Summary of the Plan

The following summary of the Plan as well as the proposed amendments which are qualified in their entirety by the specific language of the Plan, and amendment, a copy of which is attached to this proxy statement as Appendix A.

General. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of the Company. These incentives are provided through the grant of stock options and restricted stock awards.

Authorized Shares. A total of 9,700,000 shares of the Company's common stock will be authorized for issuance under the Plan if the amendment is approved by the stockholders. Shares issued under the Plan may consist of any combination of authorized but unissued or reacquired shares of the Company's common stock. If the amendment is not approved, this limit will stay at 3,700,000 shares.

Share Counting. If any award granted under the Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant's purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the Plan.

Adjustments for Capital Structure Changes. Appropriate and proportionate adjustments will be made to the number of shares authorized under the Plan, to the numerical limits on of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the Committee also has the discretion under the Plan to adjust other terms of outstanding awards as it deems appropriate.

Award Limits. To enable compensation provided in connection with stock option awards to qualify as "performance-based" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") the Plan establishes a limit on the maximum aggregate number of shares for which such awards may be granted to an employee in any calendar year. Prior to this amendment, this limit was 500,000 shares covered by any award in a calendar year. If approved by the shareholders, the amendment will increase this limit to 800,000 shares.

Administration. The Plan generally will be administered by the Committee of the Board of Directors, although the Board of Directors retains the right to appoint another of its committees to administer the Plan or to administer the Plan directly. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration of the Plan must be by a Committee comprised solely of two or more "outside directors" within the meaning of Section 162(m). (For purposes of this summary, the term "Committee" will refer to either such duly appointed committee or the Board of Directors.) Subject to the provisions of the Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Committee may, subject to certain limitations provided by the Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Plan. All awards granted under the Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the Plan. The Committee will interpret the Plan and awards granted thereunder, and all determinations of the Committee generally will be final and binding on all persons having an interest in the Plan or any award.

Eligibility. Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 30, 2018, we had approximately 42 employees, including three executive officers, and three non-employee directors who would be eligible under the Plan.

Stock Options. The Committee may grant non-statutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "10% Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. On March 30, 2018, the closing price of our common stock as reported on the OTC Bulletin Board was $1.47 per share.

The Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant's surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant's termination of service, provided that if service terminates as a result of the participant's death or disability, the option generally will remain exercisable for six months, but in any event the option must be exercised no later than its expiration date, and provided further that an option will terminate immediately upon a participant's termination for cause (as defined by the Plan).

Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant. However, an option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee and, in the case of an incentive stock option, only to the extent that the transfer will not terminate its tax qualification.

As amended, the maximum number of incentive stock options that may be granted under the Plan is limited to 9,700,000 shares. Prior to its amendment, this limit was 3,700,000.

Restricted Stock Awards. The Committee may grant restricted stock awards under the Plan. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant's termination of service. Unless otherwise determined by the Committee, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

Change in Control. Unless otherwise defined in a participant's award or employment agreement, the Plan provides that a "Change in Control" occurs upon (a) a person or entity (with certain exceptions described in the Plan) becoming the direct or indirect beneficial owner of more than 50% of the Company's voting stock; (b) a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company's voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. Stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. Any awards which are not assumed or continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control. Subject to the restrictions of Section 409A of the Code, the Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines. The Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect each vested share (and each unvested share if so determined by the Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise price per share, if any, under the award.

Amendment, Suspension or Termination. The Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the Plan following the tenth anniversary of the Plan's effective date. The Committee may amend, suspend or terminate the Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law. No amendment, suspension or termination of the Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code, or unless expressly provided in the terms and conditions governing the award.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are non-statutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a non-statutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-statutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a non-statutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the "determination date" over the price paid, if any, for such shares. The "determination date" is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

No additional shares will be made available under the Plan prior to its approval by the Company's stockholders. Because it is within the Committee's discretion to determine which directors, employees, and consultants receive awards under the Plan, and the types and amounts of those awards, it is not possible at present to specify the persons to whom awards will be granted in the future or the amounts and types of individual grants. However, it is anticipated that, among others, all of our current executive officers, including our named executive officers, and our non-employee directors will continue to receive awards under the Plan.

Options Granted to Certain Persons

The following table shows the number of shares subject to options issued as of March 30, 2018 under the Plan since its inception to:

•	The named executive officers;

•	All current executive officers as a group;

•	All current directors who are not executive officers; and

•	All employees as a group (excluding executive officers).

Name and Position	Number of Share
Andrey Semechkin Chief Executive Officer	554,960

Russell Kern Executive Vice President and Chief Scientific Officer	435,652

Sophia Garnette Vice President, Legal Affairs and Operations	202,602
All current executive officers as a group (3 persons)	1,193,214
All current directors who are not executive officers, as a group (3 persons)	271,314
All employees as a group (excluding current executive officers)	1,554,008

Required Vote and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

The Board believes that the proposed adoption of the amendments to the Plan is in the best interests of the Company and its stockholders for the reasons stated above.

THEREFORE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE PLAN.

EXECUTIVE COMPENSATION

Executive Officers

We describe in this section the executive compensation paid to our three named executive officers during 2017: Andrey Semechkin, Chief Executive Officer, Russell Kern, Executive Vice President and Chief Scientific Officer, and Jenni Stephens, our Acting Chief Financial Officer; Ms. Stephens left the Company in March 2018.

Compensation Overview

We are currently considered a “smaller reporting company” for purposes of Securities and Exchange Commission executive compensation and other disclosure rules and as such we have elected to comply with the disclosure requirements applicable to smaller reporting companies. This executive compensation summary is not intended to meet the “Compensation Discussion and Analysis” disclosure required of larger reporting companies.

Role of the Compensation Committee

All compensation for our executive officers is determined from time to time by the Compensation Committee of our Board of Directors, which is composed only of independent directors. The Compensation Committee is also responsible for administration of the equity incentive plans, including grants of equity awards to Company employees and consultants. In performing its functions the Compensation Committee relies, in part, on the input from the Chief Executive Officer and other members of senior management, however, the Committee retains the final decision-making authority over all executive compensation matters.

Compensation Philosophy and Objectives

The objectives of the Company’s executive compensation program are to attract, retain and reward executive officers and other key employees who contribute to the Company’s success and to provide year-to-year and long-term incentives for these individuals to enhance stockholder value. In order to accomplish this we offer a total compensation package that consists of: (1) an annual base salary, based on the seniority and level of performance of the executive, (2) long-term incentives in the form of stock options and restricted stock awards, and (3) other benefits.

Base Salaries. Base salaries are an integral component of our total compensation program and help us attract and retain senior executives with desired skill sets. Our Chief Executive Officer provides recommendations to the Compensation Committee based on an analysis of industry standards and an evaluation of each executive officer’s contribution to the Company’s performance. Base salaries are reviewed and adjusted from time to time to take into account changes in responsibility, and relevant experience, as well as current and anticipated cash resource limitations. Our Compensation Committee considers, but retains the right to accept, reject or modify recommendations from the Chief Executive Officer. Consideration of base salaries is conducted during Compensation Committee meetings and neither the Chief Executive Officer nor any other member of management is present during these meetings.

Long-Term Equity Incentives. Our Compensation Committee believes that equity-based compensation provides the executive officers, core R&D team responsible for the advancement of Company’s therapeutic pipeline, and other employees with a strong economic incentive to increase stockholder value over the long term. Equity-based awards have been made pursuant to our 2006 and 2010 Equity Participation Plans (the “Stock Plans”) that provide for grants of stock options, shares of restricted stock and other equity-based awards. Long-term equity awards may be granted to executive officers and other employees for contributions to the Company’s success. The terms of these equity awards generally provide time based vesting provisions and require the recipient to remain employed to obtain or exercise such awards on each vesting date. The Compensation Committee does not currently have a policy for the automatic awarding of equity awards to the executive officers or our other employees. Our Chief Executive Officer provides recommendations to the Compensation Committee for equity grants to the executive officers and other employees, taking into account each employee’s performance, achievements, and other criteria deemed relevant. The Compensation Committee reviews the proposed grants, but reserves the right to reject or modify such recommendations. The timing of our typical equity awards is determined in advance. In general, we do not anticipate option grants on dates other than the scheduled meetings of the Compensation Committee. The grant date is established when the Compensation Committee approves the grant and all key terms have been determined.

Other Benefits. We provide group life insurance, health, vision and dental care insurance to all employees, including the executive officers. These benefits do not discriminate in scope, terms or operation in favor of the executive officers. All such benefits terminate at the time each individual is no longer employed with the Company or as otherwise provided in the applicable employment agreement. In 2012, we implemented a 401(k) defined contribution plan, which is our primary retirement benefit for employees, including executives. Although permitted under the plan, we have not matched employee contributions to the 401(k) plan. We do not provide our executive officers with any type of defined benefit retirement benefit or the opportunity to defer compensation pursuant to a non-qualified deferred compensation plan.

Employment/Severance Agreements. We do not have severance agreements with Dr. Semechkin or Dr. Kern and did not have a severance agreement with Ms. Stephens.

2017 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2017 and 2016 by our three most highly compensated executive officers, who are sometimes referred to herein as our named executive officers.

Name	Year		Salary(1)		Option Awards ($)(2)		Total
Andrey Semechkin	2017		$102,480		$140,512		$242,992
	2016		$143,075		$362,697		$505,772
Russell Kern	2017		$113,537		$106,905		$220,442
	2016		$196,154		$515,316		$711,470
Jenni Stephens (3)	2017		$48,424		$218,087		$266,511
	2016	$	n/a	$	n/a	$	n/a

(1)	Actual amounts paid.
(2)

Represents the grant date fair value in accordance with ASC 718. These amounts have been calculated in accordance with ASC 718 using the market price of our stock on the respective grant dates. The assumptions used with respect to the valuation of option grants are set forth in the notes in the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(3)	Ms. Stephens became Acting Chief Financial Officer in August 2017 and departed the Company in March 2018.

On February 10, 2017 we granted options as follows: Dr. Semechkin 100,000 shares and Dr. Kern 90,000 shares at an exercise price of $1.09. These options expire on February 10, 2027. All of the shares in this grant were granted under the 2010 Equity Participation Plan. The options issued are subject to plan restrictions and will vest 3/36th on May 10, 2017, and the remaining in equal monthly installments over 33 months.

On May 31, 2017 we granted options as follows: Dr. Semechkin 90,000 shares and Dr. Kern 40,000 shares at an exercise price of $1.10. These options expire on May 31, 2027. All of the shares in this grant were granted under the 2010 Equity Participation Plan. The options issued are subject to plan restrictions and will vest 3/36th on August 31, 2017, and the remaining in equal monthly installments over 33 months.

On August 16, 2017 we granted 80,000 options to Ms. Stephens at an exercise price of $1.35.  These options expire on August 16, 2027.  On August 25, 2017 we granted 70,000 options to Ms. Stephens at an exercise price of $1.25.  These options expire on August 25, 2027.  All of the shares granted to Ms. Stephens were granted under the 2010 Equity Participation Plan. The options issued are subject to plan restrictions and will vest 3/36th upon grant and the remaining 1/36 for each month of continuous service.

Value Assumptions

The following table sets forth the assumptions used in 2017 and 2016 in the calculation of the option awards presented in our “Summary Compensation Table.” For all periods presented, the fair value of share-based awards for options awards was estimated at the date of grant using the Black-Scholes valuation model.

	Year ended December 2017	Year ended December 2016
Significant assumptions (weighted-average):
Risk-free interest rate at grant date	1.95%	1.52%
Expected stock price volatility	96.71%	100.37%
Expected dividend payout	0%	0%
Expected option life-years based on management’s estimate	5.71 years	6.02 years

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of December 31, 2017:

Outstanding Equity Awards at December 31, 2017

			Number of	Number of
			Securities	Securities
			Underlying	Underlying
	Year		Unexercised	Unexercised	Option	Option
	Option		Options	Options	Exercise	Expiration
Name	Granted		Exercisable	Unexercisable	Price	Date
Andrey Semechkin	2009	(1)	194	—	$73.50	2019
	2009	(1)	8,401	—	$88.50	2019
	2011	(1)	16,668	—	$289.50	2021
	2012	(1)	5,001	—	$48.00	2022
	2013	(2)	668	—	$40.50	2023
	2014	(3)	7,469	865	$23.25	2024
	2014	(4)	313	88	$15.90	2024
	2016	(7)	79,167	120,833	$2.30	2026
	2017	(8)	27,778	72,222	$1.09	2027
	2017	(9)	13,611	56,389	$1.10	2027
Russell Kern	2008	(1)	334	—	$33.00	2018
	2009	(1)	1,667	—	$88.50	2019
	2011	(1)	3,335	—	$289.50	2021
	2012	(1)	668	—	$73.50	2022
	2012	(1)	501	—	$57.00	2022
	2013	(2)	432	36	$40.50	2023
	2014	(3)	5,976	692	$23.25	2024
	2014	(4)	313	88	$15.90	2024
	2016	(6)	78,750	101,250	$3.75	2026
	2017	(8)	25,000	65,000	$1.09	2027
	2017	(9)	7,778	32,222	$1.10	2027
Jenni Stephens	2017	(10)	8,889	71,111	$1.35	2018
	2017	(11)	7,778	62,222	$1.25	2018

(1)	There were no unvested stock options for this award as of December 31, 2017.
(2)	The stock option will vest 25% at the one-year anniversary on April 9, 2014, and then 1/48th on each month commencing on May 9, 2014.
(3)	The stock option will vest 25% at the one-year anniversary on May 8, 2015, and then 1/48th on each month commencing on June 8, 2015.
(4)	The stock option will vest 25% at the one-year anniversary on November 10, 2015, and then 1/48th on each month commencing on December 10, 2015.
(5)	The stock option will vest 50% at date of grant on September 14, 2015, and then 1/12th on each month commencing on October 14, 2015.
(6)	The stock option will vest 25% at the one-year anniversary on March 24, 2017, and then 1/48th on each month commencing on April 24, 2017.
(7)	The stock option will vest 25% at the one-year anniversary on May 17, 2017, and then 1/48th on each month commencing on June 17, 2017.
(8)	3/36th of the stock options vests on May 10, 2017 and the remaining in equal 33 monthly installments.
(9)	3/36th of the stock options vests on August 31, 2017 and the remaining in equal 33 monthly installments.
(10)	3/36th of the stock options vests on August 16, 2017 and the remaining 1/36 for each month of continuous service.
(11)	3/36th of the stock options vests on August 25, 2017 and the remaining 1/36 for each month of continuous service.

2006 Equity Participation Plan

The 2006 Equity Participation Plan (also referred to as “2006 Stock Plan”) provided for the grant of stock options or restricted stock and other equity based awards to our employees, officers, directors and consultants. Options may be either “incentive stock options” or non-qualified options under the federal tax laws and will have an exercise price equal to at least fair market value as of the grant date. A total of 100,000 shares of common stock were reserved for issuance under the 2006 Stock Plan, subject to adjustments for certain corporate transactions or events. The purpose of the 2006 Stock Plan is to enable us to offer non-employee directors, officers, other key employees and consultants of the Company and our subsidiaries and affiliates, equity-based incentives, thereby attracting, retaining and rewarding these participants and strengthening the mutuality of interests between these participants and our stockholders. The 2006 Stock Plan is administered by the board of directors as a whole. The board of directors has the power to determine the terms of any restricted stock or options granted under the 2006 Stock Plan. Grants under the 2006 Stock Plan are generally not transferable, and each stock option is generally exercisable during the lifetime of the optionee only and can only be exercised by such optionee. The 2006 Plan expired on November 16, 2016. Options and other equity based awards granted prior to the expiration of the 2006 Plan will continue in effect until the option or award is exercised or terminates pursuant to its terms. No new awards may be granted under the 2006 Plan following its expiration.

Equity Awards Issued Outside the 2006 Equity Participation Plan

In 2009, options to purchase 68,384 shares were issued outside the 2006 Equity Participation Plan. These grants include 57,472 shares that were issued with an exercise price of $93.00 per share and 10,913 that were issued with an exercise price of $88.50 per share.

2010 Equity Participation Plan

The 2010 Equity Participation Plan (also referred to as “2010 Stock Plan”) provides for the grant of stock options or restricted stock and other equity based awards to our employees, officers, directors and consultants. Options may be either “incentive stock options” or non-qualified options under the federal tax laws and will have an exercise price equal to at least fair market value as of the grant date. Currently, a total of 3,700,000 shares (subject to increase to 9,700,000 shares if Proposal 2 is approved) of common stock have been reserved for issuance under the 2010 Stock Plan, subject to adjustments for certain corporate transactions or events. The purpose of the 2010 Stock Plan is to enable us to offer non-employee directors, officers, other key employees and consultants of the Company and our subsidiaries and affiliates, equity-based incentives, thereby attracting, retaining and rewarding these participants and strengthening the mutuality of interests between these participants and our stockholders. The 2010 Stock Plan is administered by the board of directors, which has delegated authority to administer the 2010 Stock Plan to the Compensation Committee. The board of directors has the power to determine the terms of any restricted stock or options granted under the 2010 Stock Plan. Grants under the 2010 Stock Plan are generally not transferable, and each stock option is generally exercisable during the lifetime of the optionee only and can only be exercised by such optionee.

Stock Option Grants

The Board may grant options qualifying as incentive stock options under the Internal Revenue Code and nonqualified stock options. The term of an option will be fixed by the Board, but will not exceed ten years (or five years in the case of an incentive stock option granted to a person beneficially owning shares representing 10% or more of the total combined voting power of all classes of our stock, referred to as a 10% stockholder). The option price for any option will not be less than the fair market value of the common stock on the date of grant (or 110% of the fair market value in the case of an incentive stock option granted to a 10% stockholder). Generally, the fair market value will be the closing price of the common stock on the applicable trading market. Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase. Payment may be made (i) in cash; (ii) in a cash equivalent acceptable to the Board; (iii) by the transfer to us of shares owned by the participant for at least six months on the date of transfer; (iv) if the common stock is traded on an established securities market, the board may approve payment of the exercise price by a broker-dealer or by the option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the option holder’s written irrevocable instructions to deliver the common stock acquired upon exercise of the option to the broker-dealer; or (v) any other method acceptable to the Board and in compliance with applicable laws.

Restricted Stock

The board is authorized to grant restricted stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of and which shall be subject to such risks of forfeiture and other restrictions as the board may impose. Unless otherwise determined by the board, the purchase price for any restricted stock grant will be not less than 85% of the fair market value of common stock on the date of grant or at the time the purchase is consummated (or 100% of the fair market value in the case of restricted stock granted to a 10% stockholder). Generally, the fair market value will be the closing price of the common stock on the applicable trading market. Payment for shares purchased pursuant to a restricted stock grant may be made in (i) cash at the time of purchase; (ii) at the discretion of the board, according to a deferred payment or other similar arrangement with the participant; or (iii) in any other form of legal consideration that may be acceptable to the board in its discretion. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, unless otherwise determined by the board.

Option Exercises and Stock Vested During Last Fiscal Year

There were no option exercises or stock vested by named executive officers during the fiscal year ended December 31, 2017.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding options and shares reserved for future issuance under our current equity compensation plans as of December 31, 2017:

Equity Compensation Plan Information

			Number of securities
			remaining available
			for future issuance
	Number of securities to		under equity
	be issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding securities
	outstanding options,	outstanding options,	reflected in
	warrants and rights	warrants and rights	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2006 Equity Participation Plan (1)	25,967	$60.89
Equity compensation plans approved by security holders:
2010 Equity Participation Plan (2)	2,219,382	$7.62	1,357,032
Equity compensation plans not approved by security holders (3)	50,730	$92.31
Total	2,296,079		1,357,032

(1)

Represents stock options under the 2006 Equity Participation Plan (the “2006 Plan”). The options granted under the 2006 Plan may be either qualified or non-qualified options. Up to 100,000 options were available for grant to employees, directors and consultants under the Plan. Stockholders approved the 2006 Plan effective December 1, 2006. Options granted under the 2006 Plan will generally have a 10-year term and vest at the rate of 2% per month commencing the following month of grant. Options granted under our 2006 Plan provide for full acceleration of the unvested portion of an option if the option is not assumed or substituted by an acquiring entity upon a “Change in Control,” as defined under the 2006 Plan. As noted above, the 2006 Plan expired on November 16, 2016. Options and other equity based awards granted prior to the expiration of the 2006 Plan will continue in effect until the option or award is exercised or terminates pursuant to its terms. No new awards may be granted under the 2006 Plan following its expiration.

(2)

Represents stock options under the 2010 Equity Participation Plan (the “2010 Plan”). The options granted under the 2010 Plan may be either qualified or non-qualified options. Up to 3,700,000 (9,700,000 if Proposal 2 is approved) options may be granted to employees, directors and consultants under the 2010 Plan. Options may be granted with different vesting terms and expire no later than 10 years from the date of grant. Stockholders approved the 2010 Plan effective April 28, 2010. Options granted under the 2010 Plan will generally have a 10-year term and vest at the rate of either (i) 2% per month commencing the following month of grant, or (ii) 25% on the first anniversary of the date of grant and 1/48th per month thereafter. Options granted under our 2010 Plan provide for full acceleration of the unvested portion of an option if the option is not assumed or substituted by an acquiring entity upon a “Change in Control,” as defined under the 2010 Plan

(3)

Represents stock options not under any of the Company’s Equity Participation Plans. The options were granted to senior management and Board members. The options were granted with different vesting terms but will expire no later than 10 years from the date of grant.

2017 DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation earned during the last fiscal year by each individual who served as a director at any time during the fiscal year, other than directors who are listed in the Summary Compensation Table (directors who are also employees do not receive any additional compensation for service on the Board):

	Fees
	Earned or	Restricted
	Paid in	Stock
Name(4)	Cash(1)	Awards(2)(3)	Total
Donald A. Wright	$57,500	$68,954	$126,454
Paul V. Maier	$32,500	$68,954	$101,454
Charles J. Casamento(5)	$32,500	$57,450	$89,950

(1)

Mr. Wright, Mr. Maier and Mr. Casamento were compensated for their service on the Board and for service on any committee of the Board at the annual rate of $32,500, while Mr. Wright receives an additional annual compensation of $25,000 for serving as the Co-Chairman of the Board.

(2)

In March 2017, Mr. Wright, Mr. Maier, and Mr. Casamento received 4,642 shares of restricted stock. with vesting at grant. Mr Casamento received 7,127 shares of restricted stock in June 2017 vesting at grant; 4,415 shares of restricted stock in September 2017 vesting at grant; 5,175 shares of restricted stock in December 2017 vesting at grant. The amount included in stock awards represents the grant date fair value of the Company’s stock.

(3)

In May 2017, Mr. Wright and Mr. Maier received 30,000 options each at an exercise price of $1.10 with vesting at grant. Mr. Wright and Mr. Maier received 14,254 options each at an exercise price of $1.20 in June 2017 vesting at grant; 8,830 options each at an exercise price of$1.80 in September 2017 vesting at grant; 10,750 options each at an exercise price of $1.60 in December 2017 vesting at grant. The amount included in stock awards represents the grant date fair value of the options granted based on the Black-Scholes valuation model.

(4)

As of December 31, 2017, Mr. Wright held 94,836 stock options and 4,739 shares of restricted stock; Mr. Maier held 94,836 stock options and 36,011 shares of restricted stock; Mr. Casamento held 31,002 stock options and 50,861 shares of restricted stock.

(5)	Mr. Casamento will conclude his service on the Board at the 2018 Annual Meeting of Stockholders.

Currently, non-employee directors will receive (i) annual cash compensation of $32,500 (with Mr. Wright receiving an additional $25,000 per year for his service as Co-Chairman); (ii) an annual grant (as of the date of each Annual Meeting of Stockholders) of an option to purchase 30,000 shares of Common Stock; such grant to have an exercise price equal to the fair market values of share of stock on the date of grant and to vest on the earlier of the first anniversary of the date of the grant or the next annual meeting (or, if earlier, upon a change-in-control); and (iii) quarterly grants, effective on the last business day of each quarter, of either (a) stock with the number of shares of stock equal to $8,125 divided by the average closing price of the Common Stock of the Company over the five trading days preceding the date of grant or (b) immediately exercisable stock options with a term of ten years to purchase a number of shares equal to two times the number of shares that would be granted and with an exercise price equal to the fair market value of shares of stock on the date of grant.

RELATED PERSON TRANSACTIONS

Pursuant to our Code of Business Conduct and Ethics, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into transactions which create, or would appear to create, a conflict of interest with us. Our Audit Committee is responsible for reviewing and approving related party transactions. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

Except with respect to the transactions described below, since January 1, 2016, none of our directors or executive officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares, nor any of our promoters, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction for the past two years or in any presently proposed transaction to which we were or are to be party. None of our directors or executive officers is indebted to us.

From time to time, various persons, including certain officers, directors, principal shareholders, and their affiliates, have advanced funds to Lifeline and/or ISC California for operating expenses. As of December 31, 2015, we had an outstanding related party note payable to Dr. Andrey Semechkin, our Co-Chairman and CEO, in the amount of $3,110,000. This note, which was issued on December 10, 2015, bears interest at the annual rate of one-half of a percent (0.50%) and was due on January 10, 2016. The note was converted to Series I Preferred Stock in March 2016 on the same terms as unaffiliated purchasers purchased shares of Series I Preferred Stock.

Between January 12, 2017 and September 1, 2017, to obtain funding for working capital, the Company borrowed a total of $2,700,000 from Dr. Andrey Semechkin, and issued an unsecured, non-convertible promissory note in the principal amount of $2,700,000 to Dr. Andrey Semechkin. The principal amount under the 2017 Note accrued interest at a rate of 3.50% per annum and was due and payable September 1, 2017. On December 7, 2017, to obtain funding for working capital purposes and to satisfy the indebtedness incurred on September 1, 2017, the Company entered into a Note Conversion and Stock Purchase Agreement with Dr. Andrey Semechkin.  Pursuant to the Agreement, the Company agreed to issue Dr. Semechkin a total of 1,860,810 shares of Common Stock at a conversion price and a purchase price of $1.75 per share in return for cancellation and surrender of the note issued to him by the Company on September 1, 2017 with a principal amount of $2,700,000 and all accrued and unpaid interest on the note of $56,000 and payment of an additional $500,000 by Dr. Semechkin to the Company.

On March 6, 2018, to obtain funding for working capital purposes the Company issued an unsecured, non-convertible promissory note in the principal amount of up to $500,000 to Dr. Andrey Semechkin. On March 6, 2018, Dr. Semechkin provided the Company with $350,000 in funds. Additional amounts, up to the $500,000 aggregate limit of the Note, shall be provided by Dr. Semechkin to the Company in increments based on the Company's working capital needs. Dr. Semechkin is the Company's Co-Chairman and Chief Executive Officer. The outstanding principal amount under the Note accrues interest at a rate of four Percent (4%) per annum.  The Note is due and payable November 1, 2018, but may be pre-paid by the Company without penalty at any time.

We are parties to an operating lease for our corporate offices in Carlsbad, California with S Real Estate Holdings LLC. S Real Estate Holdings LLC is owned by Dr. Andrey Semechkin, the Company’s Chief Executive Officer and Co-Chairman of the Board of Directors. During fiscal years 2017, and 2016, the Company recorded $154,000 and $149,000, respectively, in rent expense that was related to the facility lease arrangement with related parties.

On March 15, 2016, we closed a private placement of Series I-1 and Series I-2 preferred stock and warrants, convertible and exercisable, respectively, into shares of our common stock, for gross proceeds of $6,310,000. The investors in the Private Placement included institutional investors and Andrey Semechkin, our Chief Executive Officer and Co-Chairman, who all purchased on the same terms. In this transaction we also issued Dr. Andrey Semechkin, our Chief Executive Officer and Co-Chairman Series A Warrants to purchase up to 2,462,856 shares of common stock at an initial exercise price of $3.64 per share with a term of five years, Series B Warrants to purchase up to 2,462,856 shares of common stock at an initial exercise price of $1.75 per share with a term of six months and Series C Warrants to purchase up to 2,462,856 shares of common stock at an initial exercise price of $1.75 per share with a term of twelve months.

On June 29, 2016, we issued 215,000 shares of common stock to Dr. Andrey Semechkin, our Co-Chairman and Chief Executive Officer upon his exercise of Series B Warrants at an exercise price of $1.75 per share for total proceeds of approximately $376,000.

On June 29, 2016, we issued 12,408 shares of common stock to Dr. Russell Kern, the Company’s Executive Vice President and Chief Scientific Officer and director upon his exercise of Series A Warrants at an exercise price of $1.75 per share for total proceeds of approximately $22,000.

On August 22, 2016, we issued 154,285 shares of common stock to Dr. Andrey Semechkin, our Co-Chairman and Chief Executive Officer upon his exercise of Series B Warrants at an exercise price of $1.75 per share for total proceeds of approximately $270,000.

On September 14, 2016, we issued 200,000 shares of common stock to Dr. Andrey Semechkin, our Co-Chairman and Chief Executive Officer upon his exercise of Series B Warrants at an exercise price of $1.75 per share for total proceeds of $350,000.

On December 8, 2016, we issued 285,714 shares of common stock to Dr. Andrey Semechkin, our Co-Chairman and Chief Executive Officer upon his exercise of Series C Warrants at an exercise price of $1.75 per share for total proceeds of approximately $500,000.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our common stock and our preferred stock as of March 31, 2018, by (i) each person who is known by us to beneficially own 5% or more of our common stock or 5% or more of our preferred stock, (ii) each of our directors and named executive officers, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Other than for matters adversely affecting the rights and preferences of the preferred stock, the shares of our preferred stock (other than shares of Series I-1 and Series I-2 preferred stock, which is non-voting) vote together with the shares of common stock on most matters, with the shares of preferred stock entitled to cast a number of votes equal to the number of shares of common stock into which the shares of preferred stock could be converted. As of March 31, 2018 there were a total of 5,255,657 shares of preferred stock outstanding that were convertible into a total of 6,392,076 shares of common stock. Dr. Andrey Semechkin and Dr. Russell Kern, either directly or through entities that they control, beneficially own a total of 5,004,353 shares of preferred stock, that could be converted into a total of 5,370,071 shares of common stock. As such, Dr. Andrey Semechkin and Dr. Russell Kern control approximately 82.4% of the voting power of the preferred stock. The shares of common stock issuable upon conversion of the preferred stock are reflected in the following table.

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of such person, shares of Common Stock subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2018 were deemed to be outstanding, and shares of preferred stock owned by such person and convertible into Common Stock were deemed to be converted into Common Stock. Such shares were not deemed to be outstanding, however, for the purpose of computing the percentage ownership of any other person.

Stock Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

	Actual	Percent of
	Beneficial	Beneficial
Name of Beneficial Owner	Ownership	Ownership(1)
Andrey Semechkin (2)(3)(4)(5)(6)	11,816,721	82.38%
Jenni Stephens (2)(3)	25,000	*
Russell Kern (2)(3)(4)(5)(6)	11,816,721	82.38%
Paul Maier (2)(3)	108,550	1.73%
Donald Wright (2)(3)	80,229	1.28%
Charles Casamento (2)(3)	53,385	*
All Executive Officers and Directors as a Group (7 Persons)	12,188,147	83.16%
5% Holders
X-Master, Inc. (4)	624,762	9.23%
AR Partners LLC (6)	450,073	6.77%

(1)	Based on 6,195,160 shares outstanding as of March 31, 2018, plus shares issuable under derivative securities which are exercisable within 60 days of March 31, 2018.
(2)	The business address for each director and officer is 5950 Priestly Drive, Carlsbad, CA 92008.
(3)

Includes shares issuable upon conversion of outstanding shares of preferred stock and warrants and options to purchase shares of our common stock exercisable within 60 days of March 31, 2018 in the following amounts:

Dr. Andrey Semechkin, 8,149,617 shares; Ms. Stephens, 25,000 shares; Dr. Russell Kern, 8,149,617 shares; Mr. Casamento, 31,002 shares; Mr. Maier, 75,490 shares; Mr. Wright, 75,490 shares; and All Executive Officers and Directors as a Group, 8,460,594 shares.

(4)

The business address for X-Master, Inc. is 1 Overlook Drive, Unit 11, Amherst, New Hampshire 03031. X-Master Inc. is owned by Dr. Andrey Semechkin. Dr. Russell Kern is the President of X-Master, Inc. The shares held by X-Master are all issuable upon conversion of outstanding shares of preferred stock and are considered to be beneficially owned by each of Andrey Semechkin and Russell Kern.

(5)	Pursuant to the applicable SEC rules, each of Dr. Andrey Semechkin and Dr. Russell Kern are considered to be the beneficial owner of shares held by the other.
(6)

The business address for AR Partners LLC is 5950 Priestly Drive, Carlsbad, CA 92008. AR Partners LLC is owned by Dr. Andrey Semechkin and Dr. Russell Kern. Dr. Russell Kern is the General Manager of AR Partners LLC. The shares held by AR Partners are all issuable upon conversion of outstanding shares of preferred stock and are considered to be beneficially owned by each of Andrey Semechkin and Russell Kern.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were met.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2019 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than January 11, 2019. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not earlier than February 23, 2019 and not later than March 23, 2019.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2018 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORTS

We may satisfy SEC’s rules regarding delivery of our, Annual Report to Stockholders and this Proxy Statement by delivering a single copy of these materials to an address shared by two or more stockholders. This process is known as “householding.” This delivery method can result in meaningful cost savings for us. In order to take advantage of this opportunity, we have delivered only one Proxy Statement and Annual Report to Stockholders to multiple stockholders who share an address, unless contrary instructions were received prior to the mailing date. Accordingly, for many stockholders who hold their shares through a bank, brokerage firm or other holder of record (i.e., in “street name”) and share a single address, only one Annual Report and Proxy are being delivered to that address unless contrary instructions from any stockholder at that address were received.

We undertake to deliver promptly upon written or oral request a separate copy of the Annual Report to Stockholders and/or Proxy Statement, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of the Annual Report to Stockholders or Proxy Statement either now or in the future, please contact our Corporate Secretary and 5950 Priestly Drive, Carlsbad, CA, 92008 or by telephone at (760) 940-6383. If your stock is held by a brokerage firm or bank and you prefer to receive separate copies of the Annual Report to Stockholders or Proxy Statement either now or in the future, please contact your brokerage or bank. The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact us as indicated above.

Sophia Garnette

Vice President Legal Affairs & Operations, Secretary

May 11, 2018

Appendix A
International Stem Cell Corporation
2010 Equity Participation Plan

(as proposed to be amended through June 21, 2018)

1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 Establishment. The International Stem Cell Corporation. 2010 Equity Participation Plan (the “Plan”) is hereby established effective as of March 29, 2010 (the “Effective Date”), the date of its adoption by the Board, subject to the approval of the Company’s stockholders.

1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Company seeks to achieve this purpose by providing for Awards in the form of Options and Restricted Stock Awards.

1.3 Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2. DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b) “Award” means any Option or Restricted Stock Award granted under the Plan or the Prior Plan.

(c) “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).

(f) “Cause” means (i) in the case in which the Participant does not have an employment, consulting or similar agreement in effect with the Company or an Affiliate at the time of grant of the Option or Restricted Stock Award or in the case in which there is such an agreement but it does not define “cause” (or words of similar import), conduct related to the Participant’s Service to the Company or an Affiliate for which either criminal or civil penalties against the Participant may be sought, misconduct, insubordination, material violation of the Company’s or an Affiliate’s policies, disclosing or misusing any confidential information or material concerning the Company or any Affiliate or material breach of any employment, consulting agreement or similar agreement; or (ii) in the case in which the Participant has an employment agreement, consulting agreement or similar agreement in effect with the Company or its Affiliate at the time of grant of the Option or Restricted Stock Award that defines a termination for “cause” (or words of similar import) “cause” as defined in such agreement; provided, however, that with regard to any agreement that defines “cause” on the occurrence of or in connection with a change in control (as defined in such agreement), such definition of “cause” shall not apply until a change in control actually occurs and then only with regard to a termination thereafter.

(g) “Change in Control” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the occurrence of any one or a combination of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(x)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii) approval by the stockholders of a plan of complete liquidation or dissolution of the Company; provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(g) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple acquisitions of the voting securities of the Company and/or multiple Ownership Change Events are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.

(i) “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(j) “Company” means International Stem Cell Corporation., a Delaware corporation, or any successor corporation thereto.

(k) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

(l) “Director” means a member of the Board.

(m) “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(n) “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of the Plan, as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii) Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A of the Code. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A of the Code.

(iii) If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A of the Code.

(q) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(r) “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(s) “Insider” means an Officer, Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(t) “Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).

(u) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.

(v) “Officer” means any person designated by the Board as an officer of the Company.

(w) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(x) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(y) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(z) “Participant” means any eligible person who has been granted one or more Awards.

(aa) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(bb) “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(cc) “Restricted Stock Award” means an Award of Stock which is subject to certain Vesting Conditions.

(dd) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(ee) “Securities Act” means the Securities Act of 1933, as amended.

(ff) “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(gg) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.3.

(hh) “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).

(ii) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(jj) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns directly or indirectly stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

(kk) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. ADMINISTRATION.

3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in the administration of the Plan shall be paid by the Company.

3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock to be subject to each Award;

(b) to determine the type of Award granted;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the time of the expiration of any Award, (vi) the effect of the Participant’s termination of Service on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(j) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.5 Option. The Committee shall have the authority to reduce the exercise price of any Option, provided that any action taken pursuant to this Section 3.5 with respect to an Option shall be taken only to the extent that such action would not violate Section 409A of the Code or prevent the Plan or the Option from qualifying for an exemption under Section 409A of the Code.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the

Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. SHARES SUBJECT TO PLAN.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.1, 4.2 and 4.3, the maximum number of shares of Stock that may be issued under the Plan shall be equal to nine million seven hundred thousand (9,700,000) shares and shall consist of authorized but unissued or shares of previously issued Stock that have reacquired by the Company or any combination thereof.

4.2 Share Counting. If an Option or Restricted Stock Award is terminated, expires or becomes unexercisable, in whole or in part, for any reason, the unissued or unpurchased shares of Common Stock which were subject thereto shall become available for future grant under the Plan. Shares of Common Stock that have been actually issued under the Plan shall not be returned to the share reserve for future grants under the Plan, except that shares of Common Stock issued pursuant to a Restricted Stock Award which are repurchased by the Company shall be returned to the share reserve for future grant under the Plan.

4.3 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 5.3 and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

4.4 Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A of the Code and any other applicable provisions of the Code.

5. ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.

5.1 Persons Eligible for Awards. Nonstatutory Stock Options and Restricted Stock Awards may be granted only to Employees, Consultants and Directors. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

5.2 Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award. Subject to the adjustments set forth in Section 4, no Employee shall during any calendar year be granted Options or Restricted Stock Awards for more than shares of Stock.

5.3 Incentive Stock Option Limitations.

(a) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed nine million seven hundred thousand (9,700,000) shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.

(b) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

5.4 Limitation on Individual Awards. Following the effective date of this Section as provided below and subject to adjustment in accordance with Section 4.3, no employee shall during any calendar year be granted Options or Restricted Stock Awards for more than eight hundred thousand (800,000) shares of Stock. The limitation of this Section 5.3 shall apply following the date on which the Company has a class of equity securities registered under Section 12 of the Securities Act and upon the earlier of (i) a material modification of the Plan; (ii) the first meeting of shareholders at which directors are elected and which occurs after the close of the third (3rd) calendar year following the calendar year during which occurs the first registration of the Corporation’s equity securities under Section 12 of the Securities Act; or (iii) such date as is required to comply with Section 162(m) of the Code and regulations thereunder.

6. STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or 424(a) of the Code.

6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(ii) Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a property executed exercise notice accompanies by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(iii) Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4 Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate.

(i) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of six (6) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of six (6) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 10 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option.

7. RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1 Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation.

7.2 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 4.

7.3 Voting Rights; Dividends and Distributions. Except as provided in this Section, or any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if so determined by the Committee and provided by the Award Agreement, such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

7.4 Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

7.5 Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

8. STANDARD FORMS OF AWARD AGREEMENT.

8.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Committee may approve from time to time.

8.2 Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

9. CHANGE IN CONTROL.

9.1 Effect of Change in Control on Awards. Subject to the requirements and limitations of Section 409A of the Code, if applicable, the Committee may provide for any one or more of the following:

(a) Accelerated Vesting. In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability or vesting in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

(b) Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or vesting of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c) Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised, as applicable, or shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

9.2 Federal Excise Tax Under Section 4999 of the Code.

(a) Excess Parachute Payment. In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b) Determination by Independent Accountants. To aid the Participant in making any election called for under Section 9.2(a) no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 9.2(a), the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants charge in connection with their services contemplated by this Section.

10. COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

11. COMPLIANCE WITH SECTION 409A OF THE CODE.

No Option or Restricted Stock Award granted pursuant to this Plan is intended to constitute “deferred compensation” as defined in Code Section 409A, and the Plan and the terms of all Options and Restricted Stock Awards shall be interpreted accordingly If any provision of the Plan, an Option or a Restricted Stock Award contravenes any regulations or Treasury guidance issued under Code Section 409A, such provision shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without triggering the penalties and interest under Code Section 409A.

12. TAX WITHHOLDING.

12.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

12.2 Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to the Company in cash.

13. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.3), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.

14. MISCELLANEOUS PROVISIONS.

14.1 Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

14.2 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.

14.3 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

14.4 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

14.5 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the

Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4 or another provision of the Plan.

14.6 Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

14.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

14.8 Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

14.9 Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

14.10 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

14.11 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

14.12 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

14.13 Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.

EVENT # CLIENT # PROXY TABULATOR FOR INTERNATIONAL STEM CELL CORPORATION P.O. BOX 8016 CARY, NC 27512-9903 The undersigned hereby appoints Andrey Semechkin and Sophia Garnette, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of International Stem Cell Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3. All votes must be received by 5:00 P.M., Eastern Time, June 20, 2018. MAIL OR ��Mark, sign and date your Proxy Card/Voting Instruction Form. �� Detach your Proxy Card/Voting Instruction Form. �� Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. OR Go To www.proxypush.com/ISCO �� Cast your vote online. �� View Meeting Documents. �� Use any touch-tone telephone. ��Have your Proxy Card/Voting Instruction Form ready. �� Follow the simple recorded instructions. 866-834-6037 INTERNET TELEPHONE Annual Meeting of International Stem Cell Corporation to be held on Thursday, June 21, 2018 for Holders as of April 23, 2018 This proxy is being solicited on behalf of the Board of Directors Please separate carefully at the perforation and return just this portion in the envelope provided. Date: June 21, 2018 Time: 9:00 A.M. (Local Time) Place: Grand Pacific Palisades Resort & Hotel 5805 Armada Drive, 3rd Floor (OceanTerrace Room) Carlsbad, California 92008. ANNUAL MEETING OF INTERNATIONAL STEM CELL CORPORATION Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Authorized Signatures - This section must be completed for your Instructions to be executed. For For For 3: To transact such other business as may properly come before the meeting. 2: To approve amendments to the 2010 Equity Participation plan. For Against Abstain Directors Recommend Withhold Please make your marks like this: Use dark black pencil or pen only 01 Donald A. Wright 02 Paul V. Maier Board of Directors Recommends a Vote FOR the two nominees for director and FOR proposals 2 and 3. 1: To elect two directors to hold office for a one-year term and until their respective successors are elected and qualified. For Call VOTE BY:

To attend the meeting and vote your shares in person, please mark this box. Proxy — International Stem Cell Corporation Annual Meeting of Stockholders June 21, 2018, 9:00 a.m. (Pacific Daylight Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Andrey Semechkin and Sophia Garnette (the “Named Proxies”) and each of them as attorneys and proxies for the undersigned, with full power of substitution, to vote the shares of common stock of International Stem Cell Corporation, a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Grand Pacific Palisades Resort & Hotel 5805 Armada Drive, 3rd Floor (OceanTerrace Room), Carlsbad, California 92008, on Thursday, June 21, 2018, 9:00 a.m. (PDT) and at any and all adjournments thereof. The purpose of the Annual Meeting is to take action on the following: 1. To elect four directors to hold office for a one-year term and until their respective successors are elected and qualified. 2. To approve amendments to the 2010 Equity Participation plan. 3. To transact such other business as may properly come before the meeting. The four directors up for re-election are: Andrey Semechkin, Donald A. Wright, Paul V. Maier, and Russell Kern. Dr. Semechkin and Dr. Kern are nominees for election by the holders of Series D Preferred stock, voting as a separate class. The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. Please separate carefully at the perforation and return just this portion in the envelope provided.